As filed with the Securities and Exchange Commission on August ___, 1997
                                             Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                                  ANICOM, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                   36-3885212
   (State or other jurisdiction                (IRS Employer Identification
 of incorporation or organization)                        Number)

        6133 North River Road, Suite 1000, Rosemont, Illinois 60018-5171
           (Address of Principal Executive Offices including Zip Code)

                                 (847) 518-8700
                (Issuer's telephone number, including area code)

               Anicom, Inc. 1996 Stock Incentive Plan, as Amended
 Anicom, Inc. Amended and Restated 1995 Directors Stock Option Plan, as Amended
                              (Full title of plans)

                                Scott C. Anixter
        6133 North River Road, Suite 1000, Rosemont, Illinois 60018-5171
            (Name, address and telephone number of agent for service)

                                   Copies to:
                              Jeffrey R. Patt, Esq.
                              Katten Muchin & Zavis
                             525 West Monroe Street
                                   Suite 1600
                             Chicago, Illinois 60661
                                 (312) 902-5200

                                               CALCULATION OF REGISTRATION FEE

                                                                                       Proposed
                                                              Proposed                 maximum
 Title of securities to be         Amount to be           maximum offering        aggregate offering           Amount of
         registered                registered(1)         price per share(2)            price(2)            registration fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                                               See Footnote 2
($.001 par value)                    2,000,000                 below                 $21,915,108                $6,641
================================================================================================================================

(1) Includes an indeterminate number of shares of Anicom, Inc. Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions.

(2) The amounts are based upon the issuance of options for 658,000 shares at an exercise price of $8.75 per share, options for 1,000 Shares at an exercise price of $6.89 per share, options for 63,492 shares at an exercise price of $7.88 per share, options for 9,553 shares at an exercise price of $9.00 per share, options for 224,200 shares at an exercise price of $8.50 per share, options for 56,000 shares at an exercise price of $9.375 per share options for 20,000 shares at an exercise price of $9.875 per share, options for 6,000 shares at an exercise price of $12.125 per share and for the exercise of the remaining 961,755 shares, the average of high and low sales prices as reported on the Nasdaq National Market on August 18, 1997, of $13.375, and are used solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

     The information called for in Part I of Form S-8 is currently included in the prospectuses for the Anicom, Inc. 1996 Stock Incentive Plan, as amended, and the Anicom, Inc. Amended and Restated 1995 Directors Stock Option Plan (collectively, the "Plans"), and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents previously filed by Anicom, Inc. (the "Company") with the SEC are incorporated in this Registration Statement by reference:

     1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

     2. The Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1997 and the quarter ended June 30, 1997.

     3. The Company's Current Reports on Form 8-K/A dated May 23, 1996 and November 5, 1996 and on Form 8-K, dated March 3, 1997, May 22, 1997, May 30, 1997, June 5, 1997 and July 25, 1997.

     4. The description of the Anicom, Inc. common stock, par value $.001 per share, which is contained in Anicom, Inc.'s registration statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended and all amendments thereto and reports filed for the purpose of updating such description.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

     The Company hereby undertakes to provide without charge to each person who has received a copy of any of the prospectuses to which this registration statement relates, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this registration statement, other than exhibits to such documents (unless such exhibits are incorporated therein by reference). Written or telephone requests for such copies should be directed to the Company's principal executive office: Anicom, Inc., 6133 River Road, Suite 1000, Rosemont, Illinois 60018-5171, Attention: Donald C. Welchko (telephone: 847-518-8700).

Item 4.  Description of Securities.
         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Article 12 of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify its directors to the full extent permitted by the General Corporation Law of the State of Delaware and may indemnify its officers and employees to such extent, except that the Company shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (ii) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company. The Company has entered into indemnity agreements with each of its directors. These agreements may require the Company, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification and to obtain directors' liability insurance if available on reasonable terms.

     In addition, Article 12 of the Company's Amended and Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or
(iv) for any transaction from which the director derives an improper personal benefit.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

     The Company has obtained a directors' and officers' liability insurance policy which entitles the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

Item 7.  Exemption from Registration Claimed.
         Not Applicable.

Item 8.  Exhibits.

         4.1*              Restated Certificate of Incorporation of the Company.

         4.2*              Restated Bylaws of the Company.

         4.3** Certificate of Amendment of Restated Certificate of Incorporation of the Company dated September 25, 1996.

         4.4*** Certificate of Amendment of Restated Certificate of Incorporation of the Company dated June 2, 1997.

         4.5**** Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock.

         4.6*              Specimen Common Stock Certificate.

         4.7*****          Anicom, Inc. 1996 Stock Incentive Plan, as amended.

         4.8******         Anicom, Inc. Amended and Restated 1995 Directors
                           Stock Option Plan, as amended.

         5 Opinion of Katten Muchin & Zavis as to the legality of the shares of Common Stock being offered under the Plans.

         23.1              Consent of Coopers & Lybrand L.L.P.

         23.2              Consent of Katten Muchin & Zavis (included in Exhibit
                           5 herein).

         24 Power of Attorney (included on the signature page of this Registration Statement).

______________________
*             Incorporated by reference to the corresponding Exhibit of the
              Company's   Registration   Statement  on  Form  SB-2,  as  amended
              (Registration Statement No. 33-87736C).

** Incorporated by reference to Exhibit 3.3 of the Company's Quarterly Report on Form 10- QSB for the quarter ended September 30, 1996.

*** Incorporated by reference to Exhibit 3.4 of the Company's registration statement on Form S-3, as amended (Registration Statement No. 333-30791).

**** Incorporated by reference to Exhibit 99.2 of the Company's Current Report on Form 8-K dated May 22, 1997.

***** Incorporated by reference to Appendix C of the Company's 1996 Annual Meeting Proxy Statement dated April 19, 1996 and Appendix A of the Company's 1997 Annual Meeting Proxy Statement dated April 14, 1997.

****** Incorporated by reference to Appendix A of the Company's Special Meeting Proxy Statement dated August 28, 1996 and Appendix A of the Company's 1997 Annual Meeting Proxy Statement dated April 14, 1997.


Item 9.  Undertakings.

        1.    The Company hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events
                    arising  after  the  effective  date  of  the   Registration
                    Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 25th day of August, 1997.

                                   ANICOM, INC.

                                   By:  /s/ SCOTT C. ANIXTER
                                            Scott C. Anixter
                                            Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Scott C. Anixter, Donald C. Welchko and Jeffrey R. Patt, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                          Title                         Date
----------------------  --------------------------------------   ---------------

                        Chairman, Chief Executive Officer and
/s/ Scott C. Anixter    Director (Principal Executive Officer)   August 25, 1997
---------------------
Scott C. Anixter

/s/ Alan B. Anixter     Chairman of the Board                    August 25, 1997
----------------------
Alan B. Anixter

                        President, Chief Operating Officer and
/s/ Carl E. Putnam      a Director                               August 25, 1997
----------------------
Carl E. Putnam

                        Vice President, Chief Financial Officer
                        and a Director (Principal Financial and
/s/ Donald C. Welchko   Accounting Officer)                      August 25, 1997
----------------------
Donald C. Welchko
                                                                 August 25, 1997
/s/ Ira J. Kaufman      Director
----------------------
Ira J. Kaufman
                                                                 August 25, 1997
/s/ Michael Segal       Director
----------------------
William R. Anixter

                                                   EXHIBIT INDEX


                                                                  Sequential
Exhibit                                                              Page
 Number   Description                                               Number

4.1*      Restated Certificate of Incorporation of the Company.

4.2*      Restated Bylaws of the Company.

4.3**     Certificate of Amendment of Restated Certificate of
          Incorporation  of the  Company  dated  September  25,
          1996.

4.4***    Certificate of Amendment of Restated Certificate of
          Incorporation of the Company dated June 2, 1997.

4.5**** Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock.

4.6*      Specimen Common Stock Certificate.






4.7*****  Anicom, Inc. 1996 Stock Incentive Plan, as amended.

4.8****** Anicom, Inc. Amended and Restated 1995 Directors
          Stock Option Plan, as amended.

5 Opinion of Katten Muchin & Zavis as to the legality of the shares of Common Stock being offered under the Plans.

23.1      Consent of Coopers & Lybrand L.L.P.

23.2      Consent of Katten Muchin & Zavis (included in Exhibit
          5 herein).

24 Power of Attorney (included on the signature page of this Registration Statement).

______________________
*             Incorporated by reference to the corresponding Exhibit of the
              Company's   Registration   Statement  on  Form  SB-2,  as  amended
              (Registration Statement No. 33-87736C).

** Incorporated by reference to Exhibit 3.3 of the Company's Quarterly Report on Form 10- QSB for the quarter ended September 30, 1996.

*** Incorporated by reference to Exhibit 3.4 of the Company's registration statement on Form S-3, as amended (Registration Statement No. 333-30791).

**** Incorporated by reference to Exhibit 99.2 of the Company's Current Report on Form 8-K dated May 22, 1997.

***** Incorporated by reference to Appendix C of the Company's 1996 Annual Meeting Proxy Statement dated April 19, 1996 and Appendix A of the Company's 1997 Annual Meeting Proxy Statement dated April 14, 1997.

****** Incorporated by reference to Appendix A of the Company's Special Meeting Proxy Statement dated August 28, 1996 and Appendix A of the Company's 1997 Annual Meeting Proxy Statement dated April 14, 1997.